Exhibit 8.1

[Goodwin Procter LLP Letterhead]

As of August 5, 2024

DiamondRock Hospitality Company

2 Bethesda Metro Center, Suite 1400

Bethesda, MD 20814

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed as of the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by DiamondRock Hospitality Company, a Maryland corporation (the “Company”), of the following securities (collectively, the “Securities”): (a) the Company’s common stock, par value $0.01 per share (“Common Stock”); (b) the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”); (c) depositary shares representing fractional interests in the Preferred Stock (“Depositary Shares”); (d) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (“Warrants”); (e) stock purchase contracts of the Company (“Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, Common Stock, Preferred Stock or Depositary Shares at a future date or dates; (f) rights to purchase Common Stock, Preferred Stock or other securities of the Company and (g) units comprised of Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts, Warrants and other securities in any combination. Securities may be issued in an unspecified number. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

This opinion letter addresses the Company’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), the classification of DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), for federal income tax purposes, and the accuracy of certain matters discussed in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations.”

In rendering the following opinions, we have reviewed and relied upon the Articles of Amendment and Restatement of Articles of Incorporation dated as of June 25, 2004 and the Fifth Amended and Restated Bylaws of the Company effective as of August 1, 2023, each as amended from time to time and as in effect as of the date of this opinion letter, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of August 28, 2018 as amended from time to time and as in effect as of the date hereof, and such other records, certificates, and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.

DiamondRock Hospitality Company
As of August 5, 2024

We also have reviewed and relied upon the representations, as to factual matters, and covenants of the Company and the Operating Partnership contained in a letter that they provided to us in connection with the preparation of this opinion letter (the “REIT Certificate”), and that we have discussed or made ourselves available to discuss with the Company’s representative, regarding the ownership, organization and operations of the Company and the Operating Partnership and other matters affecting the Company’s ability to qualify as a REIT. For purposes of this opinion letter, we assume that each such representation and covenant has been, is and will be true, correct and complete, that the Company, the Operating Partnership and their subsidiaries, as well as the managers of their hotels, have been, are and will be owned and operated in accordance with the REIT Certificate and that all representations and covenants that speak to the best of the belief and/or knowledge of any person(s) or party(ies), or are subject to similar qualification, have been, are and will continue to be true, correct and complete as if made without such qualification. To the extent such representations and covenants speak to the intended ownership or operations of any person, we assume that such person will in fact be owned and operated in accordance with such stated intent.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

(i)            commencing with the Company’s taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its current and proposed ownership and operations will allow the Company to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years;

(ii)           for any period the Operating Partnership had or has only one partner for federal income tax purposes, it has been and will be disregarded as an entity separate from the Company, and for any period the Operating Partnership had or has two or more partners for federal income tax purposes, it has been and will be treated as a partnership within the meaning of Code Sections 7701(a)(2) and 761(a) and it has not been and will not be treated as a publicly traded partnership taxable as a corporation under the rules of Code Section 7704; and

(iii)          the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute matters of law, summaries of legal matters, legal documents, contracts or legal proceedings, or legal conclusions, are correct in all material respects and do not omit to state a matter of law necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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DiamondRock Hospitality Company
As of August 5, 2024

We express no opinion other than the opinions expressly set forth herein. Our opinions are not binding on the Internal Revenue Service or a court. The Internal Revenue Service may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinions are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as in effect as of the date of this opinion letter. Changes in applicable law could cause the federal income tax treatment of the Company or the Operating Partnership to differ materially and adversely from the treatment described above and render the tax discussion in the Registration Statement incorrect or incomplete.

Our opinions do not preclude the possibility that the Company may need to utilize one or more of the various “savings provisions” under the Code and the regulations thereunder that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require the Company to pay significant penalty or excise taxes and/or interest charges and/or make additional distributions to shareholders that the Company otherwise would not make.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are rendering this opinion letter to you in connection with the filing of the Registration Statement, and this opinion letter may not be relied upon by any other person or for any other purpose without our prior written consent. This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitation any discovery of any facts that are inconsistent with the REIT Certificate).

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP